Rubrik Reports Third Quarter Fiscal Year 2025 Financial Results
•Subscription ARR grew 38% year-over-year to $1,002.3 million
•Revenue grew 43% year-over-year to $236.2 million
•2,085 customers with $100K or more in Subscription ARR, up 32% year-over-year
•Results exceeded all guided metrics and full year guidance raised
Palo Alto, California, December 5, 2024 – Rubrik, Inc. (NYSE: RBRK), the Zero Trust Data Security™ company, today announced financial results for the third quarter of fiscal year 2025, ended October 31, 2024.
“We’re incredibly proud to have surpassed $1 billion in Subscription ARR, growing 38% year-over-year. This is a significant milestone achieved in just over 10 years since the company was founded. Our strong growth at scale shows that we’re winning the cyber resilience market and we’re excited to continue to execute on this new vision to define the future of the cybersecurity industry,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “We had another strong quarter, outperforming expectations across all metrics. In addition to strong growth, our Subscription ARR Contribution Margin was up over 1,100 basis points year-over-year, and we generated positive free cash flow. These results demonstrate our ability to drive growth at scale with improving efficiency.”
Third Quarter Fiscal 2025 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 38% year-over-year, growing to $1,002.3 million as of October 31, 2024.
•Revenue: Subscription revenue was $221.5 million, a 55% increase, compared to $143.4 million in the third quarter of fiscal 2024. Total revenue was $236.2 million, a 43% increase, compared to $165.6 million in the third quarter of fiscal 2024.
•Gross Margin: GAAP gross margin was 76.2%, compared to 79.6% in the third quarter of fiscal 2024. This includes $6.0 million in stock-based compensation expense, compared to $0.1 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP gross margin was 79.2%, compared to 80.1% in the third quarter of fiscal 2024.
•Subscription ARR Contribution Margin: Subscription ARR Contribution Margin was (3)% compared to (14)% in the third quarter of fiscal 2024, reflecting the improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.71), compared to $(1.41) in the third quarter of fiscal 2024. GAAP net loss includes $92.5 million in stock-based compensation expense, compared to $0.7 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP net loss per share was $(0.21), compared to $(1.39) in the third quarter of fiscal 2024.
•Cash Flow from Operations: Cash flow from operations was $23.1 million, compared to $6.9 million in the third quarter of fiscal 2024. Free cash flow was $15.6 million, compared to $3.5 million in the third quarter of fiscal 2024.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents and short-term investments were $632.0 million as of October 31, 2024.
Recent Business Highlights
•As of October 31, 2024, Rubrik had 2,085 customers with Subscription ARR of $100,000 or more, up 32% year-over-year.
•Announced Rubrik Data Security Posture Management (DSPM) for Microsoft 365 Copilot to provide greater visibility and control of sensitive data, reduce the risk of exposure, and empower organizations to quickly and securely adopt Copilot.
•Announced support for Red Hat OpenShift Virtualization on Rubrik Security Cloud. General availability is expected in early 2025.
•Announced a partnership with Pure Storage to offer organizations a complete cyber resilience stack. This partnership combines the strengths of Pure Storage FlashArrayTM, Rubrik Security Cloud, and Pure Storage FlashBlade® to secure data and minimize downtime.

•Announced an integration with Okta’s Identity Threat Protection to help organizations identify user risks associated with sensitive data access and safeguard more effectively against identity attacks.
•Hosted Rubrik’s Healthcare Summit, the company’s first industry summit in its history. This event highlighted customer case studies, the continuity of patient care during cyber incidents and the introduction of the Rubrik Security Cloud Healthcare Dashboard for Epic.
•Named the 2024 Entrepreneurial Company of the Year by the Harvard Business School (HBS) Association of Northern California. Rubrik will join the ranks of past recipients, including Adobe, AWS, Cloudflare, Facebook, NVIDIA, and Salesforce.
Fourth Quarter and Fiscal Year 2025 Outlook
Rubrik is providing the following guidance for the fourth quarter of fiscal year 2025 and the full fiscal year 2025:
•Fourth Quarter Fiscal 2025 Outlook:
▪Revenue of $231.5 million to $233.5 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (3)% to (2)%.
▪Non-GAAP EPS of $(0.41) to $(0.37).
▪Weighted-average shares outstanding of approximately 187 million.
•Full Year 2025 Outlook:
▪Subscription ARR between $1,057 million and $1,061 million.
▪Revenue of $860 million to $862 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (3)% to (2)%.
▪Non-GAAP EPS of $(1.86) to $(1.82).
▪Weighted-average shares outstanding of approximately 154 million.
▪Free cash flow of $(45) million to $(39) million, including $22.8 million in employer payroll taxes due to the vesting of certain equity awards in connection with our initial public offering.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the third quarter of fiscal year 2025, as well as its financial outlook for the fiscal fourth quarter and fiscal year 2025 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the fourth quarter of fiscal year 2025 and full fiscal year 2025, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally and its ability to utilize AI successfully in its current and future products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.

Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include cloud-based contracts for Rubrik’s subscription offerings and products sold on top of its Rubrik Security Cloud (“RSC”) platform, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection (previously known as Ransomware Monitoring & Investigation) and Sensitive Data Monitoring (previously known as Sensitive Data Monitoring & Management).
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value and, assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private) and SaaS subscription products like Ransomware Monitoring & Investigation (now known as Anomaly Detection) and Sensitive Data Monitoring & Management (now known as Sensitive Data Monitoring).
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.
About Rubrik
Rubrik (NYSE: RBRK) is on a mission to secure the world’s data. With Zero Trust Data Security™, we help organizations achieve business resilience against cyberattacks, malicious insiders, and operational disruptions. Rubrik Security Cloud, powered by machine learning, secures data across enterprise, cloud, and SaaS applications. We help organizations uphold data integrity, deliver data availability that withstands adverse conditions, continuously monitor data risks and threats, and restore businesses with their data when infrastructure is attacked.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue
Subscription	$221,511	$143,363	$585,021	$379,217
Maintenance	4,342	8,979	15,027	31,861
Other	10,325	13,262	28,396	41,801
Total revenue	236,178	165,604	628,444	452,879

Cost of revenue
Subscription	46,486	22,697	166,006	67,538
Maintenance	824	1,398	5,473	5,418
Other	8,836	9,613	35,814	32,033
Total cost of revenue	56,146	33,708	207,293	104,989

Gross profit	180,032	131,896	421,151	347,890
Operating expenses
Research and development	80,050	51,372	451,657	147,400
Sales and marketing	158,907	120,847	706,163	353,824
General and administrative	65,862	24,956	281,248	70,061
Total operating expenses	304,819	197,175	1,439,068	571,285

Loss from operations	(124,787)	(65,279)	(1,017,917)	(223,395)
Interest income	7,468	2,934	17,688	8,296
Interest expense	(10,310)	(9,006)	(31,179)	(20,711)
Other income (expense), net	(1,333)	104	(3,406)	(1,574)
Loss before income taxes	(128,962)	(71,247)	(1,034,814)	(237,384)
Income tax expense	1,948	15,020	5,117	19,277
Net loss	$(130,910)	$(86,267)	$(1,039,931)	$(256,661)
Net loss per share attributable to common shareholders, basic and diluted	$(0.71)	$(1.41)	$(7.27)	$(4.25)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	183,590	61,023	142,985	60,425

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31,	January 31,
	2024	2024
Assets
Current assets
Cash and cash equivalents	$103,896	$130,031
Short-term investments	528,081	149,220
Accounts receivable, net of allowances	147,684	133,544
Deferred commissions	85,647	72,057
Prepaid expenses and other current assets	78,383	63,861
Total current assets	943,691	548,713
Property and equipment, net	49,294	47,873
Deferred commissions, noncurrent	124,280	113,814
Goodwill	100,343	100,343
Other assets, noncurrent	51,083	62,867
Total assets	$1,268,691	$873,610
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$9,382	$6,867
Accrued expenses and other current liabilities	121,164	122,934
Deferred revenue	686,010	526,480
Total current liabilities	816,556	656,281
Deferred revenue, noncurrent	597,233	579,781
Other liabilities, noncurrent	58,998	55,050
Debt, noncurrent	316,991	287,042
Total liabilities	1,789,778	1,578,154

Redeemable convertible preferred stock	—	714,713
Stockholders’ deficit
Preferred stock	—	—
Common stock	—	1
Convertible founders stock	—	—
Class A common stock	2	—
Class B common stock	2	—
Additional paid-in capital	2,202,169	265,494
Accumulated other comprehensive loss	(816)	(2,239)
Accumulated deficit	(2,722,444)	(1,682,513)
Total stockholders’ deficit	(521,087)	(1,419,257)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,268,691	$873,610

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,039,931)	$(256,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,542	17,788
Stock-based compensation	827,875	2,284
Amortization of deferred commissions	66,372	56,692
Non-cash interest	29,127	10,117
Deferred income taxes	1,527	1,298
Other	(4,670)	(1,222)
Changes in operating assets and liabilities:
Accounts receivable	(14,312)	13,138
Deferred commissions	(90,428)	(75,802)
Prepaid expenses and other assets	(14,291)	5,861
Accounts payable	3,888	(450)
Accrued expenses and other liabilities	950	(20,740)
Deferred revenue	176,982	230,409
Net cash used in operating activities	(35,369)	(17,288)
Cash flows from investing activities:
Purchases of property and equipment	(11,296)	(9,335)
Capitalized internal-use software	(6,902)	(6,616)
Purchases of investments	(641,292)	(221,602)
Sale of investments	27,978	7,503
Maturities of investments	243,912	198,379
Payment for business combination, net of cash acquired	—	(90,328)
Net cash used in investing activities	(387,600)	(121,999)
Cash flows from financing activities:
Proceeds from initial public offering and underwriters' exercise of over-allotment option, net of underwriting discounts and commissions	815,209	—
Taxes paid related to net share settlement of equity awards	(432,512)	—
Proceeds from exercise of stock options	6,592	3,081
Proceeds from issuance of common stock under employee stock purchase plan	11,064	—
Payments for deferred offering costs, net	(3,545)	(2,939)
Proceeds from issuance of debt, net of discount	—	96,525
Payments for debt discount costs	(475)	—
Payments for debt issuance costs	(233)	(225)
Net cash provided by financing activities	396,100	96,442
Effect of exchange rate on cash, cash equivalents, and restricted cash	898	(94)
Net decrease in cash, cash equivalents, and restricted cash	(25,971)	(42,939)
Cash, cash equivalents, and restricted cash, beginning of year	137,059	140,606
Cash, cash equivalents, and restricted cash, end of year	$111,088	$97,667

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$180,032	$131,896	$421,151	$347,890
Add: Stock-based compensation expense	5,955	48	61,900	58
Add: Stock-based compensation from amortization of capitalized internal-use software	119	15	149	139
Add: Amortization of acquired intangibles	923	753	2,749	753
Non-GAAP total gross profit	$187,029	$132,712	$485,949	$348,840
GAAP total gross margin	76%	80%	67%	77%
Non-GAAP total gross margin	79%	80%	77%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$80,050	$51,372	$451,657	$147,400
Less: Stock-based compensation expense	23,088	191	275,562	994
Non-GAAP research and development operating expense	$56,962	$51,181	$176,095	$146,406

Sales and marketing operating expense on a GAAP basis	$158,907	$120,847	$706,163	$353,824
Less: Stock-based compensation expense	27,468	268	301,611	1,030
Non-GAAP sales and marketing operating expense	$131,439	$120,579	$404,552	$352,794

General and administrative operating expense on a GAAP basis	$65,862	$24,956	$281,248	$70,061
Less: Stock-based compensation expense	36,016	145	188,802	202
Non-GAAP general and administrative operating expense	$29,846	$24,811	$92,446	$69,859

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(124,787)	$(65,279)	$(1,017,917)	$(223,395)
Add: Stock-based compensation expense	92,527	652	827,875	2,284
Add: Stock-based compensation from amortization of capitalized internal-use software	119	15	149	139
Add: Amortization of acquired intangibles	923	753	2,749	753
Non-GAAP operating loss	$(31,218)	$(63,859)	$(187,144)	$(220,219)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(130,910)	$(86,267)	$(1,039,931)	$(256,661)
Add: Stock-based compensation expense	92,527	652	827,875	2,284
Add: Stock-based compensation from amortization of capitalized internal-use software	119	15	149	139
Add: Amortization of acquired intangibles	923	753	2,749	753
Income tax expenses effect related to the above adjustments	(441)	(48)	(664)	(106)
Non-GAAP net loss	$(37,782)	$(84,895)	$(209,822)	$(253,591)
Non-GAAP net loss per share, basic and diluted	$(0.21)	$(1.39)	$(1.47)	$(4.20)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	183,590	61,023	142,985	60,425

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$23,095	$6,917	$(35,369)	$(17,288)
Less: Purchases of property and equipment	(5,069)	(1,468)	(11,296)	(9,335)
Less: Capitalized internal-use software	(2,458)	(1,994)	(6,902)	(6,616)
Free cash flow	$15,568	$3,455	$(53,567)	$(33,239)
Free cash flow margin	7%	2%	(9)%	(7)%
Net cash used in investing activities	$(72,139)	$(99,781)	$(387,600)	$(121,999)
Net cash provided by financing activities	$11,726	$95,716	$396,100	$96,442
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended October 31,
	2024	2023
Subscription cost of revenue	$196,395	$87,061
Stock-based compensation expense	(45,360)	(45)
Stock-based compensation from amortization of capitalized internal-use software	(163)	(212)
Amortization of acquired intangibles	(3,672)	(869)
Non-GAAP subscription cost of revenue	$147,200	$85,935

Operating expenses	$1,657,219	$747,628
Stock-based compensation expense	(769,401)	(3,761)
Non-GAAP operating expenses	$887,818	$743,867

Subscription ARR	$1,002,252	$724,811
Non-GAAP subscription cost of revenue	(147,200)	(85,935)
Non-GAAP operating expenses	(887,818)	(743,867)
Subscription ARR Contribution	$(32,766)	$(104,991)
Subscription ARR Contribution Margin	(3)%	(14)%